Exhibit 99

Sypris Reports First Quarter Results

Reaffirms 2018 Growth and Margin Expansion Guidance

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 15, 2018--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its first quarter ended April 1, 2018. Sypris Solutions has completed several strategic initiatives in order to better align its cost structure and diversify the Company’s book of business, both in terms of customers and markets. As a result, the Company has stabilized its revenue base and is positioned to achieve attractive top-line growth in 2018, along with higher gross profit and a return to profitable operations.

HIGHLIGHTS

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  The Company’s first quarter revenue increased 9.7% compared to the prior-year quarter, while gross margin improved to 10.2%, up from a negative 3.0% last year.
  Revenue for Sypris Technologies increased 13.7% during the quarter compared to the prior-year period, reflecting the impact of new contract awards and positive market conditions.
  Gross margin for Sypris Technologies improved to 14.5% for the quarter, up from a negative 5.0% for the prior-year period, and increased 320 basis points sequentially from the fourth quarter of 2017, reflecting significantly lower operating costs and improved mix.
  Orders for Sypris Electronics increased 84.1% during the quarter compared to the same period in 2017. Revenue was unchanged on a year-over-year basis and down sequentially, reflecting the short-term impact on sales from the delay in the receipt of certain electronic components.
  During the quarter, the Company announced new contract awards for Sypris Electronics for the production of electronic assemblies for use in munition dispensing systems and global undersea communications projects.
  The Company reaffirmed its financial guidance for the year, with revenue forecast to be in the range of $90.0-$96.0 million for 2018, representing top-line growth of 13.0% at the midpoint on a year-over-year basis, with gross profit forecast to be in the range of 15.0%-17.0% of revenue. As a result, the Company expects to be profitable for the year.

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“We are pleased to report that the gross margin and adjusted operating income of Sypris Technologies increased for the second consecutive quarter, reflecting the benefits of our previously announced cost reduction efforts and our work to target more strategic marketing opportunities,” commented Jeffrey T. Gill, president and chief executive officer. “With all of our cost reduction programs now complete, we can look forward to the full impact of these actions rolling into our 2018 results, with further meaningful improvements in gross margin expected to be reported during the balance of the year.

“The financial results of Sypris Electronics continued to be affected during the first quarter by materials availability, which resulted in lower shipment levels than were otherwise planned. Importantly, we expect to see progressively higher levels of shipments sequentially through 2018, with a full recovery to normal deliveries during the second half of the year.

“As noted in our fourth quarter update, electronic component shortages and extensive lead-time issues are currently prevalent in the electronics manufacturing industry. We are continuing to work with our customers to qualify alternative components and/or suppliers to mitigate the impact on our business and expedite shipments to our customers. The majority of our aerospace and defense programs require specific components or components that are sole-sourced to specific suppliers; therefore, the resolution of supplier constraints requires coordination with our customers or the end-users of the products.

“We continue to see strong demand in each of our primary markets to support our revenue outlook for the balance of the year. The combination of our expected revenue growth and lower fixed manufacturing overhead costs, driven by our cost reduction actions, will contribute to our return to profitability for 2018,” Mr. Gill added.

Concluding, Mr. Gill said, “With the closure of the Broadway Plant, we have taken 450,000 square feet out of our operating footprint, our SG&A expense will continue to decline as a percentage of revenue, and our customer base and markets served are resilient, growing and are considerably more diversified than at any point in our history. We have substantially improved the Company’s competitiveness.”

First Quarter Results

The Company reported revenue of $19.9 million for the first quarter compared to $18.2 million for the prior-year period. Additionally, the Company reported a net loss of $1.8 million, or $0.09 per share, compared to a loss of $3.3 million, or $0.16 per share, for the prior-year period. The results for the quarter ended April 1, 2018, include a gain of $0.3 million from the sale of excess equipment by Sypris Technologies and costs of $0.5 million related to preparing the Broadway facility for sale or other use. Results for the quarter ended April 2, 2017, include a gain of $2.4 million from the sale of excess equipment by Sypris Technologies, a foreign exchange translation loss of $0.4 million and severance and relocation costs of $1.0 million related to the Broadway transition. Excluding the gains on sales of equipment, severance and relocation costs and foreign exchange translation loss, the net loss for the quarter ended April 1, 2018 and April 2, 2017, would have been $1.6 million and $4.3 million, respectively.

Sypris Technologies

Revenue for Sypris Technologies was $14.5 million in the first quarter compared to $12.8 million for the prior-year period, primarily reflecting an increase in demand from customers in the oil and gas, automotive and commercial vehicle industries. Gross profit for the quarter was $2.2 million, or 14.5% of revenue, compared to a loss of $0.6 million, or a negative 5.0% of revenue, for the same period in 2017. Gross profit was positively affected by the increase in volume and productivity improvements realized following the transfer of production from our Broadway Plant, which was completed as of the end of 2017.

Sypris Electronics

Revenue for Sypris Electronics was flat at $5.4 million in the first quarter of 2018 compared to the prior year-period. Revenue for the quarter was affected by shortages of certain electronic components and extensive lead-time issues in the electronics manufacturing industry. Gross profit for the quarter was a loss of $0.1 million, compared to a profit of $0.1 million for the prior-year period, primarily reflecting changes in revenue mix.

Outlook

Commenting on the future, Mr. Gill added, “Our markets are poised to provide Sypris with the opportunity for healthy, double-digit revenue growth during 2018. New contract awards and market expansion are expected to occur in each of our targeted markets for energy, automotive, commercial vehicle and aerospace and defense products.

“Third-party forecasts for the Class 8 commercial vehicle market indicate production will be up over 30% in 2018 compared to 2017. The energy market continues to benefit from increased demand and higher oil prices. The National Defense Authorization Act for Fiscal Year 2018 provides nearly $700 billion in funding for the U.S. Department of Defense, which is expected to support program growth and market expansion for Aerospace and Defense participants during the coming year. And from a cost standpoint, we expect to benefit from significantly lower fixed overhead and production costs at Sypris Technologies, as well as from the elimination of severance and other expenses.

“As a result, we are pleased to reaffirm our guidance for 2018, with full-year revenue and gross margin expected to be in the range of $90.0-$96.0 million and 15.0%-17.0%, respectively. Revenue and gross margin for the first six months of 2018 are forecast to be in the range of $43.0-$45.0 million and 13.0%-15.0%, respectively, while revenue and gross margin for the second half of the year are forecast to be in the range of $47.0-$51.0 million and 16.0%-18.0%, respectively.

“Taking a closer look at the first half of 2018, we are forecasting consolidated revenue and gross margin for the second quarter of $23.0-$25.0 million and 16.0%-18.0%, respectively. Sypris Technologies is expected to generate revenue and gross margin of $16.0-$17.0 million and 18.0%-21.0%, respectively, for the quarter, while revenue and gross margin for Sypris Electronics is forecast to be in the range of $7.0-$8.0 million and 10.0%-12.0%, respectively.

“We expect selling, general and administrative spending to be in the range of 13.0%-14.5% of revenue for the full year, subject to actual top line performance. The net result is that we expect to return to profitability on a consolidated basis for 2018.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company performs a wide range of manufacturing services, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our estimated EBITDA and cash flows includes significant gains and proceeds from the anticipated sale of certain equipment, but there can be no assurances that such sales will be achieved as planned; our failure to return to profitability on a timely basis, which would cause us to continue to use existing cash resources or other assets to fund operating losses; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, tariffs, freight or expediting costs; our failure to successfully migrate to a more diversified base of customers in the commercial vehicle markets who place high strategic value on our innovation, flexibility and lean manufacturing capabilities, including the targeted increase in sales of our Tube Turns® energy-related products; cost and availability of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; our failure to successfully complete final contract negotiations with regard to our announced contract “orders,” “wins” or “awards”; dependence on, retention or recruitment of key employees; disputes or litigation involving supplier, customer, employee, creditor, stockholder, product liability or environmental claims; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; potential impairments, non-recoverability or write-offs of assets or deferred costs; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; potential weaknesses in internal controls over financial reporting and enterprise risk management; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; our reliance on third party vendors and sub-suppliers; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	April 1,	April 2,
	2018	2017
	(Unaudited)
Revenue	$19,942	$18,185
Net loss	$(1,795)	$(3,308)
Loss per common share:
Basic	$(0.09)	$(0.16)
Diluted	(0.09)	(0.16)
Weighted average shares outstanding:
Basic	20,394	20,173
Diluted	20,394	20,173

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended
	April 1,	April 2,
	2018	2017
	(Unaudited)
Net revenue:
Sypris Technologies	$14,507	$12,760
Sypris Electronics	5,435	5,425
Total net revenue	19,942	18,185
Cost of sales:
Sypris Technologies	12,400	13,404
Sypris Electronics	5,511	5,328
Total cost of sales	17,911	18,732
Gross profit (loss):
Sypris Technologies	2,107	(644)
Sypris Electronics	(76)	97
Total gross profit (loss)	2,031	(547)
Selling, general and administrative	3,148	3,410
Research and development	-	22
Severance, relocation and other costs	509	998
Operating loss	(1,626)	(4,977)
Interest expense, net	213	188
Other income, net	(84)	(1,848)
Loss before taxes	(1,755)	(3,317)
Income tax expense (benefit), net	40	(9)
Net loss	$(1,795)	$(3,308)
Loss per common share:
Basic	$(0.09)	$(0.16)
Diluted	$(0.09)	$(0.16)
Dividends declared per common share	$-	$-
Weighted average shares outstanding:
Basic	20,394	20,173
Diluted	20,394	20,173

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	April 1,	December 31,
	2018	2017
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$7,030	$8,144
Accounts receivable, net	9,998	9,317
Inventory, net	16,579	17,641
Other current assets	4,155	2,003
Assets held for sale	2,861	2,898
Total current assets	40,623	40,003
Property, plant and equipment, net	15,706	15,574
Other assets	1,394	1,578
Total assets	$57,723	$57,155
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,524	$10,465
Accrued liabilities	11,176	10,330
Current portion of capital lease obligations	516	829
Total current liabilities	23,216	21,624

Long-term capital lease obligations	3,286	3,397
Note payable - related party	6,438	6,435
Other liabilities	8,927	8,769
Total liabilities	41,867	40,225
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,372,374 shares issued and 21,356,182 outstanding in 2018 and 21,438,269 shares issued and 21,422,077 outstanding in 2017	214	214
Additional paid-in capital	154,001	153,858
Accumulated deficit	(113,216)	(111,591)
Accumulated other comprehensive loss	(25,143)	(25,551)
Treasury stock, 16,192 in 2018 and 2017	-	-
Total stockholders’ equity	15,856	16,930
Total liabilities and stockholders’ equity	$57,723	$57,155

Note: The balance sheet at December 31, 2017, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Three Months Ended
	April 1,	April 2,
	2018	2017
	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,795)	$(3,308)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	672	1,016
Stock-based compensation expense	143	175
Deferred loan costs recognized	3	15
Gain on the sale of assets	(281)	(2,416)
Provision for excess and obsolete inventory	(75)	35
Other noncash items	68	507
Contributions to pension plans	(11)	-
Changes in operating assets and liabilities:
Accounts receivable	(675)	(1,041)
Inventory	78	(5,027)
Prepaid expenses and other assets	(667)	413
Accounts payable	1,047	5,729
Accrued and other liabilities	847	3,062
Net cash used in operating activities	(646)	(840)
Cash flows from investing activities:
Capital expenditures	(406)	(176)
Proceeds from sale of assets	363	2,502
Net cash (used in) provided by investing activities	(43)	2,326
Cash flows from financing activities:
Capital lease payments	(425)	(37)
Indirect repurchase of shares for minimum statutory tax withholdings	-	(2)
Net cash used in financing activities	(425)	(39)
Net (decrease) increase in cash and cash equivalents	(1,114)	1,447
Cash and cash equivalents at beginning of period	8,144	15,270
Cash and cash equivalents at end of period	$7,030	$16,717

CONTACT:
Sypris Solutions, Inc.
Anthony C. Allen, 502-329-2000
Chief Financial Officer